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                                                                     Exhibit 4.4

                                  CATUITY, INC.

                             SUBSCRIPTION DOCUMENTS

THE SECURITIES COVERED BY THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY OTHER STATE.

THIS OFFERING IS SUBJECT TO WITHDRAWAL, CANCELLATION OR MODIFICATION BY THE COMPANY WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART FOR ANY REASON OR TO ALLOT TO ANY SUBSCRIBER LESS THAN THE TOTAL COMMITMENT SUBSCRIBED FOR.

THIS OFFERING IS MADE, AND SALES OF INTERESTS WILL BE MADE, ONLY TO PURCHASERS WHO QUALIFY AS "ACCREDITED INVESTORS" UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933.

EACH OFFEREE MAY, IF THE OFFEREE SO DESIRES, MAKE INQUIRIES OF THE COMPANY WITH RESPECT TO THE COMPANY'S BUSINESS OR ANY OTHER MATTERS RELATING TO THE COMPANY AND ANY INVESTMENT IN THE SECURITIES THEREOF, AND MAY OBTAIN ANY ADDITIONAL INFORMATION THAT SUCH PERSON DEEMS TO BE NECESSARY IN CONNECTION WITH MAKING AN INVESTMENT DECISION IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS SUBSCRIPTION AGREEMENT (TO THE EXTENT THAT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE). IN CONNECTION WITH SUCH INQUIRY, ANY DOCUMENTS WHICH ANY OFFEREE WISHES TO REVIEW WILL BE MADE AVAILABLE FOR INSPECTION AND COPYING OR PROVIDED, UPON

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REQUEST, SUBJECT TO THE OFFEREE'S AGREEMENT TO MAINTAIN SUCH INFORMATION IN
CONFIDENCE AND TO RETURN THE SAME TO THE COMPANY IF THE RECIPIENT DOES NOT PURCHASE THE SECURITIES OFFERED HEREUNDER. ANY SUCH INQUIRIES OR REQUESTS FOR ADDITIONAL INFORMATION OR DOCUMENTS SHOULD BE MADE IN WRITING TO THE COMPANY ADDRESSED AS FOLLOWS:

                                  Catuity, Inc.
                            2711 E. Jefferson Avenue
                                Detroit, MI 48207
                      Attention: John Racine or Jack Lowry

NO PERSON OTHER THAN AS PROVIDED FOR HEREIN HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS SUBSCRIPTION AGREEMENT IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT AS LEGAL, INVESTMENT OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR ADVISORS AS TO LEGAL, INVESTMENT, TAX AND RELATED MATTERS CONCERNING AN INVESTMENT BY SUCH PROSPECTIVE INVESTORS IN THE COMPANY.

THE STATEMENTS CONTAINED HEREIN ARE BASED ON INFORMATION BELIEVED BY THE COMPANY TO BE RELIABLE. NO WARRANTY CAN BE MADE AS TO THE ACCURACY OF SUCH INFORMATION OR THAT CIRCUMSTANCES HAVE NOT BEEN CHANGED SINCE THE DATE SUCH INFORMATION WAS SUPPLIED. THIS SUBSCRIPTION DOCUMENT CONTAINS REFERENCES TO AND SUMMARIES OF CERTAIN PROVISIONS OF DOCUMENTS RELATING TO THE PURCHASE OF SECURITIES. SUCH REFERENCES AND SUMMARIES DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXT OF THE ORIGINAL DOCUMENTS WHICH ARE EITHER INCLUDED HEREIN OR ARE AVAILABLE UPON REQUEST.

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                            SUBSCRIPTION INSTRUCTIONS

      In connection with a subscription for shares of common stock being offered by Catuity, Inc., a Delaware corporation (the "Company"), the following documents should be properly and fully completed and signed:

      1. SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE. Please read this document thoroughly. This must be completed and signed in accordance with the instructions.

      2. SUBSCRIPTION PRICE. Provide your check payable to the Company for the aggregate subscription price. In lieu of a check, the funds may be wired based on instructions that can be provided.

      3. GOVERNING DOCUMENTS. If the subscriber is a corporation, limited liability company, partnership or trust, please furnish a copy of the following:

        Corporation:       Articles (or Certificate) of Incorporation and Bylaws

        Limited Liability
        Company:           Articles of Organization and Operating Agreement

        Partnership:       Certificate of Partnership and Partnership Agreement

        Trust:             Trust Agreement

      4. DELIVERY INSTRUCTIONS AND QUESTIONS. Please return the completed and signed subscription documents to:

                                  Catuity, Inc.
                            2711 E. Jefferson Avenue
                                Detroit, MI 48207
                      Attention: John Racine or Jack Lowry

      If you have any questions, please contact John Racine or Jack Lowry at
(313) 567-4348

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                SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE

      1. DEFINITIONS. The following terms have the meanings indicated for purposes of this Agreement:

      The Company:                 Catuity, Inc.,
                                   a Delaware corporation

      The Subscription Agreement:  This Subscription Agreement and Investor
                                   Questionnaire

      2. SUBSCRIPTION. The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase that number of unregistered shares of the Company's common stock (the "Shares") and to pay to the Company the purchase price therefor set forth on the signature page hereof, upon the terms and conditions described herein. The Subscriber acknowledges and agrees that the purchase price for the Shares is due coincident with delivery of the Subscription Documents. The date that the Company accepts this Subscription Agreement and the Subscriber is issued Shares shall be referred to herein as the "Closing Date."

      3. ACCEPTANCE OR REJECTION OF SUBSCRIPTION. Subscriber understands and agrees that the Company reserves the right to reject this subscription for Shares, in whole or in part, at any time prior to the Closing Date for any reason whatsoever. The Company shall promptly notify Subscriber of the acceptance or rejection of Subscriber's subscription.

      4. ADDITIONAL INFORMATION. The following information is required for corporations, partnerships, limited liability companies and trusts: (Individual Subscribers should proceed to Section 5)

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                                  All entities:

Officers, managers, general partners or trustees (indicate status):

            ______________________________________________

            ______________________________________________

            ______________________________________________

(Indicate whether the following statement is true:)

The Subscriber was not organized for the specific purpose of acquiring the Shares.

            _____  True _____  False

(If the above statement is false, then each beneficial owner of an equity interest in the subscribing entity must be an Accredited Investor. Attach a list of all owners and indicate why each is an Accredited Investor by referring to the subparagraphs of Section 5.)

                                  Trusts only:

Type of trust:  _____ Revocable  _____ Irrevocable

If trust is revocable, name of grantor:

            ______________________________________________

      5. ACCREDITED INVESTOR STATUS. Subscriber understands that, in order to invest in the Company, the Subscriber must be an "Accredited Investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended ("Regulation D"). Subscriber hereby represents and warrants to the Company that the Subscriber is an Accredited Investor because he, she or it meets one or more of the requirements set forth below. (Please mark all items which are applicable.)

      Individual Subscribers

      _____ The Subscriber has an individual net worth, or joint net worth with his or her spouse, of more than $1,000,000.00.

      _____ The Subscriber had individual income (not including his or her spouse's income) in excess of $200,000.00 in each of the two most recent years, or joint income

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            with his or her spouse in excess of $300,000.00 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

      Other Subscribers

      _____ The Subscriber is a revocable grantor trust, and the grantor is an Accredited Investor (i.e., meets one or more of the requirements set forth above--Indicate which requirements).

      _____ The Subscriber is a trust whose sole trustee is a bank or savings and loan association as described in Regulation D.

      _____ The Subscriber is a corporation, a limited liability company, a partnership or other entity not formed for the specific purpose of acquiring the Shares in the Company, with total assets in excess of $5,000,000.00.

      _____ The Subscriber is a trust not formed for the specific purpose of acquiring the Shares in the Company, with total assets in excess of $5,000,000.00, and the person making the investment decision has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company.

      _____ The Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act").

      _____ The Subscriber is a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act.

      _____ The Subscriber is a broker or dealer registered pursuant to Section
            15 of the Securities Exchange Act of 1934, as amended.

      _____ The Subscriber is an insurance company as defined in Section 2(13) of the Securities Act.

      _____ The Subscriber is an investment company registered under the Investment Fund Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Securities Act.

      _____ The Subscriber is an entity but does not meet either of the qualifications set forth above; however, each owner of equity interests in Subscriber qualifies as an Accredited Investor. Please attach a list of all owners and indicate how each equity owner qualifies as an Accredited Investor.

      6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The Subscriber hereby represents, warrants and agrees as follows, with the knowledge that the Company will rely upon the same in deciding whether to accept this subscription:

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      (a) The Subscriber acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by it and its attorneys, accountants, investment advisors and other representatives. The Subscriber and its advisors and representatives have had a reasonable opportunity to ask questions of and receive answers from the officers of the Company concerning the business, affairs and prospects of the Company, and all such questions have been answered to the Subscriber's full satisfaction.

      (b) The Shares were not offered for sale to the Subscriber by means of:
(i) an advertisement, article, notice, letter, circular or other communication published in any newspaper, magazine or similar medium or by other written communication or broadcast over television or radio; or (ii) a seminar or meeting held pursuant to public invitation or announcement; or (iii) any other form of general solicitation or advertising.

      (c) All information contained in this Subscription Agreement and all other information which the Subscriber has provided to the Company is correct and complete as of the date set forth on the signature page hereof, and, if there should be any material change in such information before this subscription is accepted, the Subscriber will immediately provide the Company with such information.

      (d) The Subscriber, if an individual, is a citizen of the United States of America, and is at least 21 years of age.

      (e) If the Subscriber is an entity, (i) the Subscriber is duly organized, validly existing and in good standing under all laws applicable to it and has full power and authority to acquire the Shares in the Company, and (ii) those persons executing this Subscription Agreement on the Subscriber's behalf are duly authorized to act for and bind the Subscriber.

      (f) The Subscriber and its stockholders, members, partners or beneficiaries (if any) have adequate means of providing for their current needs and possible personal contingencies, have no need for liquidity in this investment, are able to bear the substantial economic risks of an investment in the Company for an indefinite period, and at the present time could afford a complete loss of the investment. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of this investment. Upon acceptance of this subscription, the Subscriber will have invested less than ten percent (10%) of its total assets into the Company.

      (g) The Subscriber recognizes that there is substantial economic risk associated with an investment in the Company, which could result in a complete loss of investment. The Subscriber has carefully read and understands the Risk Factors and other information disclosed in the Company's public filings with the U.S. Securities and Exchange Commission.

      (h) The Subscriber understands, or has consulted with its tax advisors concerning, the tax consequences of an investment in the Company. The Subscriber has not received or relied upon any representations, warranties or assurances of the Company or any persons acting on its behalf concerning the tax aspects of an investment in the Company.

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      (i) The Subscriber understands that the Shares have not been registered under the Securities Act of 1933, as amended, or the Michigan Uniform Securities Act, or the securities laws of any other state. The Subscriber will not sell or otherwise transfer any Shares unless they are registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or an exemption from such registration is available. The Subscriber further understands that the Company is under no obligation to register the Shares on its behalf or to assist it in complying with any exemption from registration. The Subscriber is purchasing the Shares solely for its own account for investment only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in the Shares.

      (j) If the Subscriber is a revocable trust, the undersigned grantor hereby guarantees to the Company the full and prompt performance by such trust of all its obligations to the Company

      7. INDEMNIFICATION. The Subscriber hereby agrees to indemnify the Company and its directors, officers, employees, agents, their respective affiliates and anyone acting on their behalf against all liability, damages, loss, costs and expenses (including reasonable attorneys' fees and expenses) which any of them may incur by reason of the Subscriber's failure to fulfill any of the agreements, terms or conditions of this Subscription Agreement, or by reason of the falsity of any representation or breach of any warranty made by the Subscriber herein or in connection with the Operating Agreement, or in any document provided by the Subscriber to the Company.

      8. MISCELLANEOUS.

      (a) The Subscriber agrees that upon acceptance of this Subscription Agreement by the Company, the Subscriber's execution and delivery of this Subscription Agreement is irrevocable and the Subscriber may not terminate or revoke the same or any agreement made by the Subscriber hereunder, and that the same shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber's heirs, executors, administrators, successors and assigns; provided, however, that if the Subscriber is not satisfied with the terms of the Operating Agreement or the offering memorandum describing the investment in the Company, when such documents are finalized, the Subscriber may withdraw, and the Company shall refund to the Subscriber, his, her or its investment. The Subscriber agrees that, although after acceptance the Company will return to the Subscriber a copy of this Subscription Agreement, the acceptance of this Subscription Agreement will be effective when an officer of the Company signs the appropriate form below without delivery or notice of such acceptance.

      (b) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties, except as otherwise provided herein.

      (c) This Subscription Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

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      9. SECURITIES LAWS PROVISION. The Subscriber has read, understands and agrees to be bound by the following:

      THE SECURITIES SUBSCRIBED FOR HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY OTHER STATE SECURITIES AGENCY, NOR HAS THE COMMISSION OR ANY OTHER STATE SECURITIES AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. SUCH INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY OTHER STATE AND ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND SALE OF SECURITIES AS SET FORTH IN THIS SUBSCRIPTION AGREEMENT. THE SUBSCRIBER AGREES THAT SUCH INTERESTS WILL NOT BE SOLD WITHOUT REGISTRATION UNDER ALL APPLICABLE SECURITIES LAWS OR EXEMPTION THEREFROM.

                       [Signatures to follow on next page]

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                              SUBSCRIBER SIGNATURE

      IN WITNESS WHEROF, the undersigned Subscriber hereby executes and delivers this Subscription Agreement and Investor Questionnaire as of the date written below.

Dated:  _______, 2005                           ______________________________
                                                Print Name of Subscriber

                                                By: __________________________
                                                           (Signature)

                                                Title: _______________________
                                                         (if applicable)

Legal Residence of Subscriber:    ______________________________________________
                                  ______________________________________________

Mailing Address of Subscriber:    ______________________________________________
   (if different from above)      ______________________________________________

Telephone Number of Subscriber:   ______________________________________________

E-Mail Address of Subscriber:     ______________________________________________

Taxpayer Identification or Social
Security Number of Subscriber:    ______________________________________________

Total Capital Commitment:         $_________________(Minimum is $100,000
                                  subject to the discretion of the Company to accept lesser amounts)

Share price:                      US$7.50 per share

SUBSCRIPTION ACCEPTED:

Dated:            2005                      Catuity Inc., a Delaware corporation

                                            By: ________________________________

                                            Its: _______________________________

#1097438 v1 - Form Subscription Agreement

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